Exhibit 99.01

Press Release
www.shire.com

Director/PDMR Shareholding

May 9, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company announces the following dealings by Persons Discharging Managerial Responsibility (“PDMRs”) in Shire plc Ordinary Shares (“Shares”) and American Depository Shares (“ADSs”).  One ADS is equal to three Shares.

Release of Performance Share Awards (“PSA Awards”)
In accordance with the rules of the Portfolio Share Plan (“PSP”), the following Shares and ADSs were released on May 6, 2011 in connection with PSA Awards granted (to Sylvie Gregoire) in 2007 and (to all PDMRs) in 2008 under Part B of the PSP.  Upon release, sufficient Shares/ADSs were sold to satisfy the personal tax liabilities of each PDMR.  In addition, the Company was notified on May 6, 2011 that certain PDMRs sold the balance of their ADSs upon release of these PSA Awards.

	Type of security	Number of Shares/ADSs released	Number of Shares/ADSs sold 1	Sale price
Matthew Emmens 2	ADSs	23,681	23,681	$91.685
Angus Russell 2	Shares	53,935	22,041	£18.612
Tatjana May	Shares	23,494	12,275	£18.631
Sylvie Gregoire	ADSs	18,319	18,319	$91.804
Michael Cola	ADSs	10,215	4,211	$91.535
Barbara Deptula	ADSs	7,150	7,150	$91.739

1 Angus Russell, Tatjana May and Michael Cola sold sufficient Shares/ADSs to satisfy their personal tax liabilities and retained their remaining Shares.  All other named PDMRs sold sufficient ADSs to satisfy their personal tax liabilities and, in addition, sold the balance of their ADSs upon the release of these PSA Awards.

2 The PSA Awards granted in 2008 to Matthew Emmens and Angus Russell were subject to performance criteria measured over the performance period 2008 to 2010.  Based on the performance criteria, 88% of the PSA Awards vested.  The PSA Award granted to Mr Emmens in 2008 was made whilst he held the position of Chief Executive Officer of the Company.

Exercise of Stock Appreciation Rights (“SAR Award”)
The Company was notified on May 6, 2011 of the exercise on May 6, 2011 of the following SAR Awards which were granted under Part A of the PSP.

	Type of security	Number of Shares/ ADSs exercised	Exercise price	Number of Shares/ADSs released	Number of Shares/ADSs sold	Sale price
Matthew Emmens 3	ADS	125,562	$49.36	58,004	58,004	$91.597
Tatjana May	Shares	34,000	£8.645	18,239	18,239	£18.608
	Shares	40,000	£10.99	16,428	16,428	£18.608
Michael Cola	ADS	15,000	$49.36	6,939	6,939	$91.575
	ADS	19,334	$64.10	5,841	5,841	$91.575
	ADS	13,334	$58.90	4,783	4,783	$91.575
Barbara Deptula	ADS	11,667	$64.10	3,502	3,502	$91.620
	ADS	10,334	$58.90	3,689	3,689	$91.620

3 The SAR Award granted in 2006 to Matthew Emmens, whilst he held the position of Chief Executive Officer of the Company, was subject to performance criteria measured over the performance period 2006 to 2009.  Based on the performance criteria, 99% of the SAR Award vested.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Exercise of Share Options
The Company was notified by Angus Russell and Tatjana May on May 6, 2011, of the exercise, on May 6, 2011, of options over Shares and the sale of the resulting Shares.  These options were granted under the 2000 Executive Share Option Scheme on 5 June 2001 and expire on 4 June 2011.  The Company was also notified by Michael Cola on May 6, 2011 of the exercise on May 6, 2011, of options over Shares and the sale of the resulting Shares.  These options were granted under the 2000 Executive Share Option Scheme on August 1, 2005.  Mr Russell, Ms May and Mr Cola chose to use a net settled cashless exercise facility run by the Company.

	Number of Shares granted	Exercise price	Number of Shares received	Number of Shares sold	Sale price
Angus Russell 4	69,213	£12.57	22,058	9,036	£18.590
Tatjana May	19,379	£12.57	7,888	7,888	£18.580
Michael Cola	250,000	£6.515	162,337	162,337	£18.607

4 Angus Russell sold sufficient Shares to satisfy his personal tax liabilities and retained the remaining Shares.  The performance criteria relating to Angus Russell’s option was fully satisfied.

Sale of Shares/ADSs
The Company was notified on May 6, 2011 by Angus Russell and Barbara Deptula of the sale, on May 6, 2011, of 123,865 Shares and 2,343 ADSs, respectively at an average sale price of £18.51 and $91.20, respectively.

Resulting Interests
After the above transactions, Angus Russell and Matthew Emmens hold the following interests.

	Type of security	Number of Shares	SAR Awards	PSA Awards	Restricted Shares
Matthew Emmens	ADS	77,069*	109,735	-	6,471
	Shares	92,874	-	-	-
Angus Russell	ADS	-	168,742	121,292	11,415
	Shares	74,737	479,101	308,068	37,814

*It has been drawn to the Company’s attention that the Company’s annual report and accounts for the financial year ended December 31, 2010 incorrectly stated Mr Emmens’ beneficial interest in ADSs as 60,861 as at December 31, 2010.  The correct figure was in fact 68,508.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Secretary

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX